Exhibit 10.15

SECOND AMENDMENT TO TERM LOAN AGREEMENT

among

WHITEHORSE FINANCE, INC.,
as Borrower,

H.I.G. BAYSIDE LOAN OPPORTUNITY FUND II, L.P.,
as Guarantor,

CITIBANK, N.A.,

as Administrative Agent and Sole Lead Arranger,

and

LENDERS NAMED HEREIN,
as Lenders

Dated as of: July 19, 2013

This SECOND AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment”) dated as of July 19, 2013, by and among WHITEHORSE FINANCE, INC., a Delaware corporation (f/k/a Whitehorse Finance, LLC) (the “Borrower”), H.I.G. BAYSIDE LOAN OPPORTUNITY FUND II, L.P., a Delaware limited partnership (the “Guarantor”), the Lenders and CITIBANK, N.A., a national banking association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). All capitalized terms used and not otherwise defined in this Amendment shall have the meanings provided for such terms in Section 1.

WITNESSETH:

WHEREAS, the Borrower has asked the Lenders to amend the Credit Agreement as contemplated in this Amendment; and

WHEREAS, the Lenders are willing to do so on the terms and subject to the conditions set forth in this Amendment;

NOW, THEREFORE, in consideration of the foregoing, the Borrower, the Guarantor, the Lenders and the Administrative Agent hereby mutually covenant and agree as follows:

1.           Definitions.

(a)          The following terms shall have the respective meanings assigned to them in this Section 1(a):

“Administrative Agent” has the meaning provided in the preamble.

“Amendment Effective Date” means the date on which the conditions precedent to the effectiveness of this Amendment as specified in Section 3 have been satisfied.

“Borrower” has the meaning provided in the preamble.

“Credit Agreement” means the Term Loan Agreement dated as of November 8, 2012, as amended by the First Amendment to Term Loan Agreement dated as of July 9, 2013, each among the Borrower, the Lenders and the Administrative Agent.

“Guarantor” has the meaning provided in the preamble.

(b)          All other capitalized terms used and not otherwise defined in this Amendment shall have the meanings provided for such terms in the Credit Agreement.

2.           Amendments to the Credit Agreement. From and after the Amendment Effective

Date, the definitions of “Applicable Margin” and “Stated Maturity Date” appearing in Section 1.1 of the Credit Agreement shall be amended and restated in their entirety to read as follows:

“Applicable Margin” means (a) with respect to any Alternate Base Rate Loan, 0.45% per annum; and (b) with respect to any LIBOR Loan, 2.20% per annum.

“Stated Maturity Date” means July 3, 2015, as same may be accelerated in accordance with the terms hereof.

3.           Conditions. This Amendment shall be effective upon:

(a)          the delivery to the Administrative Agent of (i) counterparts of this Amendment duly executed by the Borrower, the Guarantor and each Lender; (ii) such evidence as the Administrative Agent may reasonably require to verify that each of the Borrower and the Guarantor (A) is duly organized or formed, validly existing and in good standing, including certified copies of such Person’s Organizational Documents and certificates of good standing, and (B) has the authority to execute and deliver this Amendment and to perform its obligations under the Credit Agreement, as amended by this Amendment; and (iii) incumbency certificates and/or other certificates of Responsible Officers of the Borrower and the Guarantor as the Administrative Agent may require to establish the identities of and verify the authority and capacity of each Responsible Officer of the Borrower and the Guarantor authorized to act as a Responsible Officer in connection with this Amendment;

(b)          the delivery to the Administrative Agent of counterparts of an amendment to the Revolving Credit Agreement duly executed by the Guarantor, the General Partner and each Lender, which such amendment shall, among other things, extend the maturity of the Revolving Credit Agreement to a date that is at least thirty days after the Stated Maturity Date (after giving effect to this Amendment); and

(c)          payment of the reasonable fees and expenses of counsel to the Administrative Agent as provided in Section 8.

4.           References. From and after the Amendment Effective Date, each reference throughout (i) the Credit Agreement to “this Agreement”, and (ii) the other Loan Documents to “the Agreement” or “the Credit Agreement” shall be to the Credit Agreement, as amended by this Amendment, and as same may be further modified, amended, consolidated, increased, renewed, supplemented and/or extended from time to time.

5.           Representations and Warranties. In order to induce the Lenders to enter into this

Amendment, the Borrower and the Guarantor each represent and warrant that on and as of the Amendment Effective Date after giving effect to this Amendment:

(a)          The execution and delivery by the Borrower and the Guarantor of this Amendment and the performance by the Borrower and the Guarantor of this Amendment and, in the case of the Borrower, the Credit Agreement, as amended by this Amendment, have been duly authorized by all necessary partnership, limited liability company or corporate action, as the case may be, of the Borrower or the Guarantor, and do not and will not contravene or conflict with the Borrower’s or the Guarantor’s Organizational Documents, or contravene or conflict, in any material respect, with any provision of law, statute, or regulation to which the Borrower or the Guarantor is subject or any judgment, license, order or permit applicable to the Borrower or the Guarantor or any indenture, mortgage, deed of trust, or other agreement or instrument to which the Borrower or the Guarantor is a party or by which the Borrower or the Guarantor may be bound, or to which the Borrower or the Guarantor may be subject, in each case, to the extent the contravention or conflict would not reasonably be expected to have a Material Adverse Effect.

(b)          Each of this Amendment and, in the case of the Borrower, the Credit Agreement, as amended by this Amendment, constitutes a legal, valid and binding obligation of the Borrower and the Guarantor, enforceable against the Borrower and the Guarantor in accordance with its terms, subject to Debtor Relief Laws.

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(c)          All of the representations and warranties of the Borrower and the Guarantor contained in the Credit Agreement are true and correct in all material respects (except to the extent (i) such representations are made as of a specific date (such as “as of the date hereof”), in which event they shall only be required to remain true and correct in all material respects as of such date, and (ii) of changes in fact or circumstances that do not constitute an Event of Default or Potential Default under the Credit Agreement or any other Loan Document).

(d)          No Event of Default or Potential Default has occurred and is continuing or resulted from the consummation of the transactions contemplated by this Amendment or any other Loan Document.

6.          Reaffirmation; Acknowledgment. Except as specifically amended by this Amendment, the provisions of the Credit Agreement, each other Loan Document and the Revolving Credit Borrower Guaranty are reaffirmed in their entirety by the Borrower and the Guarantor, as the case may be, and shall remain unchanged and in full force and effect. Without limiting the generality of the foregoing, the Guarantor confirms and agrees that the Revolving Credit Borrower Guaranty does and shall continue to guaranty the payment of all Obligations of the Borrower under the Loan Documents, as amended or otherwise modified by this Amendment.

7.          Conflict With Other Documents. In the event of a conflict between the provisions of this Amendment and the provisions of the Credit Agreement and/or any other Loan Document, the provisions of this Amendment shall govern and control to the extent of such conflict.

8.          Payment of Expenses. On the Amendment Effective Date, the Borrower agrees to pay or reimburse the Administrative Agent for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, all Attorney Costs) in accordance with the terms of Section 9.6 of the Credit Agreement which are invoiced to the Borrower on or prior to the Amendment Effective Date.

9.          Governing Law; Submission to Jurisdiction. This Amendment shall be governed by the laws of the State of New York as provided in the Credit Agreement; and the Borrower and the Guarantor further agree to submit to the jurisdiction of New York as provided in the Credit Agreement.

10.        Counterparts. This Amendment may be executed in two or more counterparts, each of which may be executed by one or more of the parties hereto, but all of which, when taken together, shall constitute a single amendment binding upon all of the parties hereto.

11.        Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the successors, legal representatives, heirs and assigns of the parties hereto.

12.        No Modification. This Amendment may not be amended, modified or otherwise changed without the mutual agreement in writing of the parties hereto.

13.        No Knowledge of Claims. To the Borrower’s and Guarantor’s knowledge, the Borrowers and the Guarantor have no current claims, counterclaims, defenses or set-offs of any kind or nature against the Lenders or the Administrative Agent arising out of, pursuant to, or pertaining in any way to the Credit Agreement, any other Loan Document and any and all documents and instruments in connection with or relating to the foregoing, or this Amendment.

[Signatures follow on next page.]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

BORROWER:

WHITEHORSE FINANCE, INC.

By:	/s/ Alastair G.C. Merrick
Name: Alastair G.C. Merrick
Title: Chief Financial Officer & Treasurer

GUARANTOR:

H.I.G. BAYSIDE LOAN OPPORTUNITY FUND II, L.P., a Delaware limited partnership

By: H.I.G. Bayside Loan Advisors, LLC, its General Partner

By: H.I.G.-GPII, Inc., its Manager

By:	/s/ Richard Siegel
Name: Richard Siegel
Title: Authorized Signatory

ADMINISTRATIVE AGENT:

CITIBANK, N.A., as Administrative Agent

By:	/s/ Gerard M. Russell
Name: Gerard M. Russell
Title: Director

LENDER:

CITIBANK, N.A.

By:	/s/ Gerard M. Russell
Name: Gerard M. Russell
Title: Director

Signature Page to Second Amendment

(WhiteHorse Finance, Inc.)